                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

              SOLICITING MATERIAL PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Consent Statement
|_| Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Consent Statement
|_|  Definitive Additional Materials
|X|  Soliciting Material Pursuant to ss.240.14a-11(c) or Rule 14a-12


                           VESTCOM INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Consent Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          -------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          -------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          -------------------------------------------------------------------
     (5)  Total fee paid:

          -------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          -------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          -------------------------------------------------------------------
     (3)  Filing Party:

          -------------------------------------------------------------------
     (4)  Date Filed:

          -------------------------------------------------------------------

                              [Vestcom Letterhead]



February __, 2000


Dear Fellow Shareholder:

You may have recently received consent materials from or been contacted by Harish Chopra or his associates. They are seeking to seize control of your company by removing your current Board of Directors, without cause, and replacing them with Mr. Chopra's own hand-picked nominees.

Your Board strongly urges you to REJECT any solicitation made by Mr. Chopra and his associates and NOT to sign any consent card which he may send you.

Your Board will be sending to you shortly information which disputes the assertions made by this dissident group of shareholders. In the meantime, your Board requests that you carefully consider the following facts:

o As a result of strategies undertaken by your current Board and management, we have:

     - Substantially completed the consolidation and integration of our businesses in the Mid-Atlantic and New England regions. We have eliminated redundant personnel and facilities, modernized our facilities, upgraded our technology, improved efficiencies and increased our capacity.

     - Significantly expanded our Internet offerings, providing additional services for our clients to choose from and broadening our potential client base.

     - Improved the quality of our sales force by recruiting and hiring experienced sales associates, providing cross-training on all of our service offerings and integrating the sales force by vertical markets.

o We expect 1999 fourth quarter results to begin to reflect the benefits of our efforts. We expect to report an increase in revenues and profitability for the quarter. The Company plans to report these results the week of February 21, 2000.

o Mr. Chopra's past business experience in our industry is extremely limited and unrelated to our core business.

o Mr. Chopra has not communicated any specific business plan; he speaks in generalities. Your current Board and management have implemented specific strategies that are beginning to show positive results.

o Your Board believes that Vestcom is at a critical juncture and that any change in our current management could substantially jeopardize our future growth and success.

o Mr. Chopra is attempting to quickly gain control of Vestcom through a consent solicitation process without paying you any control premium or any other consideration for this control. He is motivated by his own individual interests rather than maximizing value for all shareholders.

o Your Board remains committed to Vestcom's long-term strategic goals aimed at improving profitability and to the enhancement of shareholder value for all shareholders. To this end, Vestcom has retained CIBC World Markets as its financial advisor to assist the Board in its continuing review of strategic alternatives.

Your current Board and management have a clear vision of Vestcom's future and are committed to working in the best interests of all of Vestcom shareholders. We will vigorously oppose this dissident group's attempt to interfere with Vestcom's future success and prospects. We will shortly be sending you our definitive Revocation of Consent materials which outline our position in detail and provide instructions for how you can revoke any earlier consent you may have made.

We urge you not to return any consent solicitation card that you may receive from Mr. Chopra or his associates.

On behalf of the Board of Directors, thank you for your continued interest and support.

Very truly yours,



Joel Cartun
Chairman of the Board

     This letter is not a proxy statement or a consent statement. The Board of Directors is not soliciting any authorization, consent or revocation through this letter. The Board of Directors presently intends to solicit an authorization, consent or revocation from the shareholders, by filing with the SEC and delivering to the shareholders a proxy, consent or revocation statement. If the Board of Directors does so, please read it carefully, because it will contain important information about the Company, the Board of Directors, and the matters that the Board will ask the shareholders to consider and either act upon or consent to.

     Vestcom files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet world wide web site at http://www.sec.gov, that provides access, without charge, to such reports, proxy statements and other information. You can also obtain such reports, proxy statements and other information, without charge, from Vestcom, by contacting the Corporate Secretary, telephone: 973.882.7000, facsimile: 973.882.9724.

                           PARTICIPANTS IN THIS LETTER

     This letter is being delivered to you on behalf of the Board of Directors of Vestcom International, Inc. pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. Pursuant to that Rule, each of your Board member's names and holdings of Vestcom's common stock as of February 1, 2000, are listed below:

                                                           Shares
                                                    Beneficially Owned(1)
                                                  ------------------------
Stockholder                                         Number         Percent
-----------                                       ---------        -------
Joel Cartun................................       1,488,198(2)      16.4%
Brendan Keating............................          43,000(3)         *
Stephen R. Bova............................         153,000(4)       1.7
Leonard J. Fassler.........................          18,500(5)         *
Fred S. Lafer..............................          22,100(6)         *
Robert J. Levenson.........................          20,100(7)         *
Richard D. White...........................         115,000(8)       1.3

*Less than one percent

(1) Unless otherwise indicated, each of the named stockholders possesses sole voting and investment power with respect to the shares beneficially owned. Shares covered by stock options are included in the table to the extent that they are exercisable within 60 days from the date of this Statement.
(2) Includes 200,000 shares held by trusts for the benefit of Mr. Cartun's children. As trustee of such trusts, Mr. Cartun's wife has the right to vote and dispose of such shares.
(3)  Includes 32,500 shares issuable upon the exercise of stock options.
(4)  Includes 15,000 shares issuable upon the exercise of stock options.
(5) Includes 1,000 shares held by Mr. Fassler's wife. Mr. Fassler disclaims beneficial ownership of such shares. Also includes 15,000 shares issuable upon the exercise of stock options.
(6) Includes 1,200 shares held by family trusts of which Mr. Lafer is trustee. Also includes 15,000 shares issuable upon the exercise of stock options.
(7) Includes 600 shares held by Mr. Levenson's wife as custodian for the benefit of her children. Also includes 10,000 shares issuable upon the exercise of stock options.
(8) Includes 61,704 shares held in the aggregate by CIBC World Markets and an affiliate of CIBC World Markets. Mr. White is a Managing Director of CIBC Capital Partners, an affiliate of CIBC World Markets. Mr. White disclaims beneficial ownership of these 61,704 shares. Also includes 15,000 shares issuable upon the exercise of stock options. Pursuant to Mr. White's employment arrangement with CIBC, any economic benefit derived from these options must be contributed by him to CIBC.

                    CAUTION ABOUT FORWARD LOOKING STATEMENTS

     This Schedule 14A contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on the beliefs of the Company's management and Board of Directors, as well as assumptions made by and information currently available to the Company's management and Board of Directors. Such statements reflect the current views of the Company or the Board of Directors with respect to future events based on currently available information and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements.

     Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, the following: the ability of the Company to execute and manage the Company's growth strategy, the results of the Company's investment spending, the ability to effectively consolidate and integrate its production facilities and functions as part of the Company's integration program, the ability to realize reduced overhead costs, increased operating efficiencies and enhanced services at the newly consolidated facilities, the ability of the Company to execute and manage its renewed profitability and growth strategy, acceptance of the Company's new products in the marketplace, the entry of new competitors into the marketplace, changes in the business document outsourcing industry, the ability to attract and retain key customers, the ability to improve its business pipeline, the ability to positively modify its revenue mix, variations in quarterly results and the sufficiency of the Company's working capital. Other factors are described from time to time in the Company's public filings with the Securities and Exchange Commission, news releases and other communications. Also, when Vestcom uses the words "believes," "expects," "anticipates," "estimates," "plans," "intends," "objectives," "goals," "aims," "projects" or similar words or expressions, Vestcom is making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.